SLM Student Loan Trust 2004-7
Quarterly Servicing Report
Report Date: 12/31/2004 Reporting Period: 10/1/04-12/31/04

I. Deal Parameters

	Student Loan Portfolio Characteristics		9/30/2004	Activity	12/31/2004
A	i	Portfolio Balance	$1,411,714,748.38	($51,303,589.33)	$1,360,411,159.05
	ii	Interest to be Capitalized	14,088,932.22		15,048,838.80

	iii	Total Pool	$1,425,803,680.60		$1,375,459,997.85

	iv	Specified Reserve Account Balance	3,564,509.20		3,438,649.99
	v	Capitalized Interest	2,000,000.00		2,000,000.00

	vi	Total Adjusted Pool	$1,431,368,189.80		$1,380,898,647.84

B	i	Weighted Average Coupon (WAC)	3.198%		3.213%
	ii	Weighted Average Remaining Term	126.39		122.72
	iii	Number of Loans	397,349		386,716
	iv	Number of Borrowers	212,103		207,020
	v	Aggregate Outstanding Principal Balance - T-Bill	$21,965,639.88		$20,526,556.65
	vi	Aggregate Outstanding Principal Balance - Commercial Paper	$1,403,838,040.72		$1,354,933,441.20

						% of		% of
	Notes			Spread	Balance 10/25/04	O/S Securities	Balance 1/25/05	O/S Securities
C	i	A-1 Notes	78442GMF0	-0.010%	$252,036,699.77	17.544%	$200,718,306.69	14.489%
	ii	A-2 Notes	78442GMG8	0.030%	438,000,000.00	30.489%	438,000,000.00	31.618%
	iii	A-3 Notes	78442GMH6	0.090%	260,000,000.00	18.098%	260,000,000.00	18.769%
	iv	A-4 Notes	78442GMJ2	0.150%	285,000,000.00	19.839%	285,000,000.00	20.573%
	v	A-5 Notes	78442GMK9	0.170%	156,273,000.00	10.878%	156,273,000.00	11.281%
	vi	B Notes	78442GML7	0.360%	45,287,000.00	3.152%	45,287,000.00	3.269%

	vii	Total Notes			$1,436,596,699.77	100.000%	$1,385,278,306.69	100.000%

	Reserve Account		10/25/2004	1/25/2005
D	i	Required Reserve Acct Deposit (%)	0.25%	0.25%
	ii	Reserve Acct Initial Deposit ($)
	iii	Specified Reserve Acct Balance ($)	$3,564,509.20	$3,438,649.99
	iv	Reserve Account Floor Balance ($)	$1,500,060.00	$1,500,060.00
	v	Current Reserve Acct Balance ($)	$3,564,509.20	$3,438,649.99

	Capitalized Interest Account		10/25/2004	1/25/2005
E	i	Current Capitalized Interest Account Balance ($)	$2,000,000.00	$2,000,000.00

	Asset/Liability		10/25/2004	1/25/2005
F	i	Total Adjusted Pool	$1,431,368,189.80	$1,380,898,647.84
	ii	Total Outstanding Balance Notes	$1,436,596,699.77	$1,385,278,306.69
	iii	Difference	$(5,228,509.97)	$(4,379,658.85)
	iv	Parity Ratio	0.99636	0.99684

II. 2004-7 Transactions from: 9/30/2004 through: 12/31/2004

A	Student Loan Principal Activity
	i	Regular Principal Collections	$52,968,583.17
	ii	Principal Collections from Guarantor	1,138,822.36
	iii	Principal Reimbursements	439,656.48
	iv	Other System Adjustments	0.00

	v	Total Principal Collections	$54,547,062.01

B	Student Loan Non-Cash Principal Activity
	i	Other Adjustments	$15,707.62
	ii	Capitalized Interest	(3,259,180.30)

	iii	Total Non-Cash Principal Activity	$(3,243,472.68)

C	Total Student Loan Principal Activity		$51,303,589.33

D	Student Loan Interest Activity
	i	Regular Interest Collections	$3,891,139.21
	ii	Interest Claims Received from Guarantors	17,412.54
	iii	Collection Fees/Returned Items	43,596.53
	iv	Late Fee Reimbursements	167,899.23
	v	Interest Reimbursements	13,268.44
	vi	Other System Adjustments	0.00
	vii	Special Allowance Payments	1,334,759.96
	viii	Subsidy Payments	2,075,965.34

	ix	Total Interest Collections	$7,544,041.25

E	Student Loan Non-Cash Interest Activity
	i	Interest Accrual Adjustment	$(419.70)
	ii	Capitalized Interest	3,259,180.30

	iii	Total Non-Cash Interest Adjustments	$3,258,760.60

F	Total Student Loan Interest Activity		$10,802,801.85

G	Non-Reimbursable Losses During Collection Period		$28.80

H	Cumulative Non-Reimbursable Losses to Date		$235.63

III. 2004-7 Collection Account Activity 9/30/2004 through 12/31/2004

A	Principal Collections
	i	Principal Payments Received	$15,475,057.15
	ii	Consolidation Principal Payments	38,632,348.38
	iii	Reimbursements by Seller	12,021.98
	iv	Borrower Benefits Reimbursements	9,025.60
	v	Reimbursements by Servicer	104.62
	vi	Re-purchased Principal	418,504.28

	vii	Total Principal Collections	$54,547,062.01

B	Interest Collections
	i	Interest Payments Received	$6,999,988.75
	ii	Consolidation Interest Payments	319,288.30
	iii	Reimbursements by Seller	41.87
	iv	Borrower Benefits Reimbursements	2,352.40
	v	Reimbursements by Servicer	6,402.99
	vi	Re-purchased Interest	4,471.18
	vii	Collection Fees/Return Items	43,596.53
	viii	Late Fees	167,899.23

	ix	Total Interest Collections	$7,544,041.25

C	Other Reimbursements		$22,040.33

D	Reserves in Excess of the Requirement		$125,859.21

E	Interest Rate Cap Proceeds		$0.00

F	Administrator Account Investment Income		$0.00

G	Investment Earnings for Period in Trust Accounts		$253,105.01

H	Funds borrowed from previous distribution		$0.00

I	Return funds borrowed for previous distribution		$0.00

J	Funds released from Capitalized Interest Account		$0.00

	TOTAL AVAILABLE FUNDS		$62,492,107.81

	LESS FUNDS PREVIOUSLY REMITTED:
		Servicing Fees	$(2,104,711.64)

K	NET AVAILABLE FUNDS		$60,387,396.17

L	Servicing Fees Due for Current Period		$1,033,522.43

M	Carryover Servicing Fees Due		$0.00

N	Administration Fees Due		$20,000.00

	Total Fees Due for Period		$1,053,522.43

IV. 2004-7 Portfolio Characteristics

	Weighted Avg Coupon		# of Loans		% *		Principal Amount		% *
STATUS	9/30/2004	12/31/2004	9/30/2004	12/31/2004	9/30/2004	12/31/2004	9/30/2004	12/31/2004	9/30/2004	12/31/2004
INTERIM:
In School
Current	2.771%	2.770%	164,156	139,665	41.313%	36.116%	$625,514,990.30	$541,819,051.66	44.309%	39.828%

Grace
Current	2.770%	2.770%	31,945	34,442	8.040%	8.906%	108,242,558.97	117,018,475.04	7.667%	8.602%

TOTAL INTERIM	2.771%	2.770%	196,101	174,107	49.352%	45.022%	$733,757,549.27	$658,837,526.70	51.976%	48.429%
REPAYMENT
Active
Current	3.832%	3.771%	101,591	114,000	25.567%	29.479%	$399,361,532.09	$427,096,509.73	28.289%	31.395%
31-60 Days Delinquent	3.589%	3.612%	10,286	8,980	2.589%	2.322%	28,786,790.05	25,864,860.96	2.039%	1.901%
61-90 Days Delinquent	3.510%	3.620%	10,654	5,113	2.681%	1.322%	27,230,976.41	14,236,519.72	1.929%	1.046%
91-120 Days Delinquent	3.517%	3.607%	6,465	4,017	1.627%	1.039%	15,798,255.23	10,997,292.66	1.119%	0.808%
> 120 Days Delinquent	3.499%	3.486%	15,593	20,783	3.924%	5.374%	36,061,307.50	48,442,121.80	2.554%	3.561%

Deferment
Current	2.985%	2.973%	25,380	26,496	6.387%	6.852%	72,624,007.81	73,926,794.64	5.144%	5.434%

Forbearance
Current	3.601%	3.592%	31,142	31,336	7.837%	8.103%	97,587,731.65	96,471,888.41	6.913%	7.091%

TOTAL REPAYMENT	3.660%	3.630%	201,111	210,725	50.613%	54.491%	$677,450,600.74	$697,035,987.92	47.987%	51.236%
Claims in Process (1)	3.708%	3.458%	137	1,884	0.034%	0.487%	$506,598.37	$4,537,644.43	0.036%	0.334%
Aged Claims Rejected (2)	0.000%	0.000%	0	0	0.000%	0.000%	$0.00	$0.00	0.000%	0.000%
GRAND TOTAL	3.198%	3.213%	397,349	386,716	100.000%	100.000%	$1,411,714,748.38	$1,360,411,159.05	100.000%	100.000%

(1)	Claims filed and unpaid; includes claims rejected aged less than 6 months.
(2)	Claims rejected (subject to cure) aged 6 months or more; also includes claims deemed incurable pending repurchase.

*Percentages may not total 100% due to rounding.

V. 2004-7 Portfolio Characteristics by School and Program

LOAN TYPE	WAC	# Loans	$ Amount	%

- GSL - Subsidized	2.994%	202,456	$578,249,470.69	42.505%
- GSL - Unsubsidized	2.969%	146,527	$521,497,256.72	38.334%
- PLUS Loans	4.175%	37,504	$259,909,871.33	19.105%
- SLS Loans	5.315%	229	$754,560.31	0.055%

- Total	3.213%	386,716	$1,360,411,159.05	100.000%

SCHOOL TYPE	WAC	# Loans	$ Amount	%

-Four Year	3.179%	273,479	$1,084,232,450.94	79.699%
-Two Year	3.328%	71,225	$175,128,124.65	12.873%
-Technical	3.377%	42,011	$101,049,927.46	7.428%
-Other	3.370%	1	$656.00	0.000%

- Total	3.213%	386,716	$1,360,411,159.05	100.000%

*Percentages may not total 100% due to rounding.

VI. 2004-7 Interest Accruals

A	Borrower Interest Accrued During Collection Period			$8,359,389.83
B	Interest Subsidy Payments Accrued During Collection Period			2,785,959.37
C	SAP Payments Accrued During Collection Period			3,345,432.27
D	INV Earnings Accrued for Collection Period (TRUST ACCOUNTS)			253,105.01
E	Investment Earnings (ADMINISTRATOR ACCOUNTS)			0.00

F	Net Expected Interest Collections			$14,743,886.48
G	Interest Rate Cap Payments Due to the Trust
				Cap

	i	Cap Notional Amount		$525,000,000.00

	ii	Libor (Interpolated first period)		2.10000%
	iii	Cap %		5.00000%

	iv	Excess Over Cap ( ii-iii)		0.00000%

	v	Cap Payments Due to the Trust		$0.00

VII. 2004-6 Accrued Interest Factors

		Accrued
		Int Factor	Accrual Period	Rate

A	Class A-1 Interest Rate	0.005341111	10/25/04 — 1/25/05	2.09000%

B	Class A-2 Interest Rate	0.005443333	10/25/04 — 1/25/05	2.13000%

C	Class A-3 Interest Rate	0.005596667	10/25/04 — 1/25/05	2.19000%

D	Class A-4 Interest Rate	0.005750000	10/25/04 — 1/25/05	2.25000%

E	Class A-5 Interest Rate	0.005801111	10/25/04 — 1/25/05	2.27000%

F	Class B Interest Rate	0.006286667	10/25/04 — 1/25/05	2.46000%

VIII. 2004-7 Inputs From Initial Period 9/30/04

A	Total Student Loan Pool Outstanding
	i	Portfolio Balance	$1,411,714,748.38
	ii	Interest To Be Capitalized	14,088,932.22

	iii	Total Pool	$1,425,803,680.60
	iv	Specified Reserve Account Balance	3,564,509.20
	v	Capitalized Interest	2,000,000.00

	vi	Total Adjusted Pool	$1,431,368,189.80

B	Total Note and Certificate Factor		0.951665849
C	Total Note Balance		$1,436,596,699.77

D	Note Balance 10/25/2004		Class A-1	Class A-2	Class A-3	Class A-4	Class A-5	Class B

	i	Current Factor	0.775497538	1.000000000	1.000000000	1.000000000	1.000000000	1.000000000
	ii	Expected Note Balance	$252,036,699.77	$438,000,000.00	$260,000,000.00	$285,000,000.00	$156,273,000.00	$45,287,000.00
	iii	Note Principal Shortfall	$5,228,509.97	$0.00	$0.00	$0.00	$0.00	$0.00
	iv	Interest Shortfall	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
	v	Interest Carryover	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00

E	Reserve Account Balance		$3,564,509.20
F	Unpaid Primary Servicing Fees from Prior Month(s)		$0.00
G	Unpaid Administration fees from Prior Quarter(s)		$0.00
H	Unpaid Carryover Servicing Fees from Prior Quarter(s)		$0.00
I	Interest Due on Unpaid Carryover Servicing Fees		$0.00

IX. 2004-7 Waterfall for Distributions

				Remaining
				Funds Balance
A	Total Available Funds ( Section III-K )		$60,387,396.17	$60,387,396.17

B	Primary Servicing Fees-Current Month		$1,033,522.43	$59,353,873.74

C	Administration Fee		$20,000.00	$59,333,873.74

D	Noteholder’s Interest Distribution Amounts
	i	Class A-1	$1,346,156.02	$57,987,717.72
	ii	Class A-2	$2,384,180.00	$55,603,537.72
	iii	Class A-3	$1,455,133.33	$54,148,404.39
	iv	Class A-4	$1,638,750.00	$52,509,654.39
	v	Class A-5	$906,557.04	$51,603,097.35
	vi	Class B	$284,704.27	$51,318,393.08

	vii	Total Noteholder’s Interest Distribution	$8,015,480.66

E	Noteholder’s Principal Distribution Amounts Paid
	i	Class A-1	$51,318,393.08	$0.00
	ii	Class A-2	$0.00	$0.00
	iii	Class A-3	$0.00	$0.00
	iv	Class A-4	$0.00	$0.00
	v	Class A-5	$0.00	$0.00
	vi	Class B	$0.00	$0.00

	vii	Total Noteholder's Principal Distribution	$51,318,393.08

F	Increase to the Specified Reserve Account Balance		$0.00	$0.00

G	Carryover Servicing Fees		$0.00	$0.00

H	Excess to Certificate Holder		$0.00	$0.00

X. 2004-7 Distributions

A	Distribution Amounts				Class A-1	Class A-2	Class A-3	Class A-4	Class A-5	Class B
	i	Quarterly Interest Due			$1,346,156.02	$2,384,180.00	$1,455,133.33	$1,638,750.00	$906,557.04	$284,704.27
	ii	Quarterly Interest Paid			1,346,156.02	2,384,180.00	1,455,133.33	1,638,750.00	906,557.04	284,704.27

	iii	Interest Shortfall			$0.00	$0.00	$0.00	$0.00	$0.00	$0.00

	vii	Quarterly Principal Due			$55,698,051.93	$0.00	$0.00	$0.00	$0.00	$0.00
	viii	Quarterly Principal Paid			51,318,393.08	0.00	0.00	0.00	0.00	0.00

	ix	Quarterly Principal Shortfall			$4,379,658.85	$0.00	$0.00	$0.00	$0.00	$0.00

	x	Total Distribution Amount			$52,664,549.10	$2,384,180.00	$1,455,133.33	$1,638,750.00	$906,557.04	$284,704.27

B	Principal Distribution Reconciliation
	i	Notes Outstanding Principal Balance 12/31/04			$1,436,596,699.77
	ii	Adjusted Pool Balance 12/31/04			1,380,898,647.84

	iii	Adjusted Pool Exceeding Notes Balance (i-ii)			$55,698,051.93

	iv	Adjusted Pool Balance 9/30/04			$1,431,368,189.80
	v	Adjusted Pool Balance 12/31/04			1,380,898,647.84

	vi	Current Principal Due (iv-v)			$50,469,541.96
	vii	Prior Period Principal Shortfall			5,228,509.97

	viii	Principal Distribution Amount (vi + vii)			$55,698,051.93

	ix	Principal Distribution Amount Paid			$51,318,393.08

	x	Principal Shortfall (viii - ix)			$4,379,658.85

C		Total Principal Distribution			$51,318,393.08
D		Total Interest Distribution			8,015,480.66

E		Total Cash Distributions			$59,333,873.74

F	Note Balances			10/25/2004	1/25/2005
	i	A-1 Note Balance	78442GMF0	$252,036,699.77	$200,718,306.69
		A-1 Note Pool Factor		0.775497538	0.617594790

	ii	A-2 Note Balance	78442GMG8	$438,000,000.00	$438,000,000.00
		A-2 Note Pool Factor		1.000000000	1.000000000

	iii	A-3 Note Balance	78442GMH6	$260,000,000.00	$260,000,000.00
		A-3 Note Pool Factor		1.000000000	1.000000000

	iv	A-4 Note Balance	78442GMJ2	$285,000,000.00	$285,000,000.00
		A-4 Note Pool Factor		1.000000000	1.000000000

	v	A-5 Note Balance	78442GMK9	$156,273,000.00	$156,273,000.00
		A-5 Note Pool Factor		1.000000000	1.000000000

	vi	B Note Balance	78442GML7	$45,287,000.00	$45,287,000.00
		B Note Pool Factor		1.000000000	1.000000000

G	Reserve Account Reconciliation
	i	Beginning of Period Balance			$3,564,509.20
	ii	Deposits to correct Shortfall			$0.00
	iii	Total Reserve Account Balance Available			$3,564,509.20
	iv	Required Reserve Account Balance			$3,438,649.99

	v	Shortfall Carried to Next Period			$0.00
	vi	Excess Reserve - Release to Waterfall			$125,859.21
	vii	Ending Reserve Account Balance			$3,438,649.99

XI. 2004-7 Historical Pool Information

			10/1/04-12/31/04	7/28/04-9/30/04
Beginning Student Loan Portfolio Balance			$1,411,714,748.38	$1,454,574,291.65

	Student Loan Principal Activity
	i	Regular Principal Collections	$52,968,583.17	$43,455,716.73
	ii	Principal Collections from Guarantor	1,138,822.36	227,773.56
	iii	Principal Reimbursements	439,656.48	346,812.84
	iv	Other System Adjustments	0.00	0.00

	v	Total Principal Collections	$54,547,062.01	$44,030,303.13
	Student Loan Non-Cash Principal Activity
	i	Other Adjustments	$15,707.62	$18,847.56
	ii	Capitalized Interest	(3,259,180.30)	(1,189,607.42)

	iii	Total Non-Cash Principal Activity	$(3,243,472.68)	$(1,170,759.86)

(-)	Total Student Loan Principal Activity		$51,303,589.33	$42,859,543.27

	Student Loan Interest Activity
	i	Regular Interest Collections	$3,891,139.21	$3,059,077.71
	ii	Interest Claims Received from Guarantors	$17,412.54	$1,924.57
	iii	Collection Fees/Returned Items	43,596.53	24,290.83
	iv	Late Fee Reimbursements	167,899.23	135,948.05
	v	Interest Reimbursements	13,268.44	4,631.39
	vi	Other System Adjustments	0.00	0.00
	vii	Special Allowance Payments	1,334,759.96	0.00
	viii	Subsidy Payments	2,075,965.34	0.00

	ix	Total Interest Collections	$7,544,041.25	$3,225,872.55

	Student Loan Non-Cash Interest Activity
	i	Interest Accrual Adjustment	$(419.70)	$(1,099.62)
	ii	Capitalized Interest	3,259,180.30	1,189,607.42

	iii	Total Non-Cash Interest Adjustments	$3,258,760.60	$1,188,507.80

	Total Student Loan Interest Activity		$10,802,801.85	$4,414,380.35
(=)	Ending Student Loan Portfolio Balance		$1,360,411,159.05	$1,411,714,748.38
(+)	Interest to be Capitalized		$15,048,838.80	$14,088,932.22

(=)	TOTAL POOL		$1,375,459,997.85	$1,425,803,680.60

(+)	Reserve Account Balance		$3,438,649.99	$3,564,509.20

(+)	Capitalized Interest		$2,000,000.00	$2,000,000.00

(=)	Total Adjusted Pool		$1,380,898,647.84	$1,431,368,189.80

XII. 2004-7 Payment History and CPRs

Distribution	Actual	Since Issued
Date	Pool Balances	CPR *

Oct-04	$1,425,803,681	16.17%

Jan-05	$1,375,459,998	13.40%

* “Since Issued CPR” is based on the current period’s ending pool balance calculated against the original pool balance and assuming cutoff date pool data.